Exhibit 16

                     [Rachlin Cohen & Holtz LLP letterhead]

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

December 27, 2002

Dear Sir/Madam:

We have read the statements made by Baron Capital Properties, L.P., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 27, 2002. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,


/s/  Rachlin Cohen & Holtz LLP